UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9973 (Commission File Number)	36-3352497 (IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On September 14, 2012, Selim A. Bassoul, Chairman, Chief Executive Officer and President of The Middleby Corporation (the “Company”), and Timothy J. FitzGerald, the Company’s Vice President and Chief Financial Officer, each adopted stock trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Mr. Bassoul’s plan provides for the sale at predetermined minimum price thresholds ranging from $130.00 to $160.00 of up to 234,516 shares of Company common stock over a period commencing on October 1, 2012 and ending on September 20, 2013 (or such earlier date on which the plan is terminated or all shares subject to the plan have been sold in accordance with the terms thereof).  Mr. FitzGerald’s plan provides for the sale at predetermined minimum price thresholds ranging from $130.00 to $160.00 of up to 40,000 shares of Company common stock over a period commencing on October 1, 2012 and ending on September 20, 2013 (or such earlier date on which the plan is terminated or all shares subject to the plan have been sold in accordance with the terms thereof).

These plans replace Mr. Bassoul’s and Mr. FitzGerald’s previously disclosed Rule 10b5-1 trading plans, which expired in accordance with their terms when the sale of all shares subject thereto was completed.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time and avoid concerns about transactions occurring at a time when they might possess material non-public information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: September 24, 2012	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer